UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) February 16, 2007


                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC
               (EXACT NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)


FLORIDA                                 000-30932                 98-0346454
-------                                 ---------                 ----------
(STATE OR OTHER JURISDICTION)    (COMMISSION FILE NUMBER)      (I.R.S. EMPLOYER
OF INCORPORATION)                                               IDENTIFICATION)


              335 CONNIE CRESCENT, CONCORD, ONTARIO, CANADA L4K 5R2

               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (905) 695-4142
                                                           --------------



                                       N/A

          (Former name or former address, if changed since last report)

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))


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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 16, 2007, Environmental Solutions Worldwide, Inc. (the "Company") entered into a new Employment Agreement (the "Agreement") with David J. Johnson effective as of January 1, 2007, whereby Mr. Johnson will continue to serve as the Company's Chief Executive Officer and President. The Agreement is for a term of three (3) years and provides for, among other things: (i) annual base compensation to Mr. Johnson of $240,000, (ii) a monthly vehicle allowance of $1,000, and (iii) the award of 600,000 stock options immediately exercisable to purchase 600,000 shares of the Company's common stock at $0.71 a share (the average closing price of the Company's Common Stock the twenty (20) trading days immediatly preceeding the execution date of the Agreement) exercisable for a period of five (5) years. The options contain a cashless exercise provision and cost free piggyback registration rights with respect to the common stock underlying the options.

The Company contemplates that the issuances of the common shares shall be exempt from registration by virtue of Section 4(2) of the Securities Act of 1933, as amended.


ITEM 5.02 DEPARTURE OF DIRECTORS OF CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e) See the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 5.02.


                                            SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ENVIRONMENTAL SOLUTIONS WORLDWIDE INC.

Date: February 22, 2007
                                        By: /S/  JOEY SCHWARTZ
                                            ------------------------------------
                                            Chief Financial Officer